Exhibit 3.2.44

AMENDED AND RESTATED

BYLAWS

OF

OSI EDUCATION SERVICES, INC.

(a Wisconsin corporation)

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by Section 180.0625 of the Wisconsin Business Corporation Law (“Business Corporation Law”) and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any two of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. The validity of a share certificate is not affected if a person who signed the share certificate no longer holds office when the certificate is issued.

2. FRACTIONAL SHARES OR SCRIP. The corporation may do any of the following: (a) issue fractions of a share or pay in money the value of fractions of a share; (b) arrange for disposition of fractional shares by the shareholders; (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. A certificate representing scrip shall be conspicuously labeled “scrip” and shall contain the terms of exchange of scrip for a full share and the information required by Section 180.0625(1) of the Business Corporation Law, except that it may state that it is issued to bearer. The holder of a fractional share may exercise the rights of a shareholder, including, the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of the rights described in the preceding sentence unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including but not limited to any of the following: (a) that the scrip will become void if not exchanged for full shares before a specified date; (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scrip holders.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

4. RECORD DATE FOR SHAREHOLDERS. In order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for one or more voting groups for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring a determination of shareholders. Except as any provision of Law may otherwise require, a determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Law confers the right to call a special meeting upon the shareholders.

- PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Wisconsin as the directors shall from time to time fix.

- CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be not less than ten nor more than sixty days before the meeting date, unless a different time is provided by the Business Corporation Law or the articles of incorporation. The notice shall comply with Section 180.0141. Unless the Business Corporation Law or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose for which the meeting is called. Notice of a special meeting must include a description of the purpose for which the meeting is called. Unless the Business Corporation Law or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Law, the articles of incorporation or the Bylaws at any time. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under any applicable provisions of the Business

Corporation Law, except that the time and place of meeting need not be stated, and be delivered to the corporation for inclusion in the corporate records. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

- VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders’ list available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect and, subject to the requirements of Section 180.1602(2)(b) 3 to 5 of the Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection under Section 180.0720(2) of the Business Corporation Law. The corporation shall make the shareholders’ list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

- CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by (1) signing an appointment form, either personally or by his or her attorney-in-fact; or (2) transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

- SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

- QUORUM. Unless the articles of incorporation or the Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

- VOTING. Unless otherwise provided by the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The term “plurality” as used herein shall have the meaning ascribed to it by Section 180.0728 of the Business Corporation Law. In an election of directors, votes against a director are not given legal effect, and are not counted as votes cast. If the articles of incorporation or the Business Corporation Law provides for voting by a single group on a matter and if a quorum exists, action on a matter, other than the election of directors under Section 180.0728 of the Business Corporation Law, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Law requires a greater number of affirmative votes. If the articles of incorporation or the Business Corporation Law provides for voting by two or more voting groups on a matter, other than the election of directors, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in the preceding sentence.

7. ACTION WITHOUT MEETING. Except as may otherwise be provided by Section 180.0704 of the Business Corporation Law, and pursuant to the applicable requirements of that Section, action required or permitted by the Business Corporation Law to be taken at a shareholders’ meeting may be taken without a meeting.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board, irrespective of any personal interest of any of its members, may fix the compensation of directors.

2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Wisconsin. The Board of Directors shall consist of three directors, which shall be the number of directors until changed. The number of directors may be increased from time to time, provided that a decrease in the number of directors may not shorten an incumbent director’s term, by the shareholders or by the Board of Directors. The number of directors shall never be less than one.

3. TERMS AND VACANCIES. The terms of the directors of the corporation, including the initial directors of the corporation, expire at the next annual shareholders’ meeting. A decrease in the number of directors may not shorten an incumbent director’s term. Despite the expiration of a director’s term, the director shall continue to serve, subject to the provisions of Sections 180.0807, 180.0808, and 180.0809 of the Business Corporation Law, until his or her successor is elected and, if necessary, qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by any of the following: (a) the shareholders; (b) the Board of Directors; (c) if the directors remaining in office constitute fewer than a quorum of the Board, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.

4. MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. The Board of Directors may hold regular or special meetings in or outside of the State of Wisconsin at such place as shall be fixed by the Board.

- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice shall comply with Section 180.0141 of the Business Corporation Law. The notice need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Law, by the articles of incorporation, or by these Bylaws before or after the date and time stated in the notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and retained by the corporation.

- QUORUM AND ACTION. Except as provided in Sections 180.0303(3)(b) and 180.0831(4) of the Business Corporation Law, a quorum of the Board of Directors shall consist of a majority of the number of directors specified in or fixed in accordance with these Bylaws. Except as provided in Sections 180.0825(2) and (3), 180.0831(4), 180.0855 (1) and (2), if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or to conduct the meeting through use of, any means of communication by which any of the following occurs: (a) all participating directors may simultaneously hear each other during the meeting; (b) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able immediately to send messages to all other participating directors. If a meeting will be conducted through the use of any means of communication described in the preceding sentence, all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any such means is deemed to be present in person at the meeting.

- CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 180.0808 of the Business Corporation Law.

6. COMMITTEES. The Board of Directors may create one or more committees, appoint members of the Board of Directors to serve on the committees, and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members. Members of a committee serve at the pleasure of the Board of Directors. Except as provided in Section 180.0825(3) of the Business Corporation Law, the creation of a committee, appointment of members to it, and designation of alternate members, if any, must be approved by the greater of the following: (a) a majority of all the directors in office when the action is taken; (b) the number of directors required by the articles of incorporation or these Bylaws to take action under the provisions of Section 180.0824(3) of the Business Corporation Law. The provisions of Sections 180.0820 through 180.0823 of the Business Corporation Law apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Law.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Law to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE III

OFFICERS

The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors by resolution not inconsistent with these Bylaws. The same natural person may simultaneously hold more than one office in the corporation.

A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation.

The Board of Directors may remove any officer at any time with or without cause.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

ARTICLE V

INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the provisions of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BYLAWS

The Board of Directors may amend or repeal these Bylaws or adopt new Bylaws except to the extent that any of the following applies: unless the articles of incorporation or the Business Corporation Law reserve this power exclusively to the shareholders in whole or in part, or the shareholders in amending, or repealing a particular Bylaw provide within the Bylaws that the Board of Directors may not amend, repeal, or readopt that Bylaw. The shareholders may amend or repeal these Bylaws or adopt new Bylaws even though the Board of Directors may also amend or repeal these Bylaws or adopt new Bylaws. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors may be amended or repealed only in accordance with the provisions of Section 180.1022 of the Business Corporation Law. No provision of this Article shall be construed as purporting to negate the requirements of Section 180.1021 of the Business Corporation Law.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended and Restated Bylaws of OSI Education Services, Inc., a corporation of the State of Wisconsin, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: February 29, 2008

/s/ Joshua Gindin
Joshua Gindin, Secretary

(SEAL)